Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION:

PHIL LYNCH	BEN MARMOR
VICE PRESIDENT	ASSISTANT VICE PRESIDENT
DIRECTOR CORPORATE	DIRECTOR INVESTOR
COMMUNICATIONS	RELATIONS
AND PUBLIC RELATIONS
502-774-7928	502-774-6691
FOR IMMEDIATE RELEASE
BROWN-FORMAN SHAREHOLDERS HOLD ANNUAL MEETING
Directors Elected; Dividend Declared
     LOUISVILLE, KY, JULY 22, 2010 — Brown-Forman Presiding Chairman of the Board of Directors Garvin Brown officiated over the 2010 annual meeting of stockholders today. He thanked the company’s shareholders for the continued support and their re-election of the following individuals to the Brown-Forman board of directors: Patrick Bousquet-Chavanne; Geo. Garvin Brown IV; Martin S. Brown, Jr.; John D. Cook; Sandra A. Frazier; Richard P. Mayer; William E. Mitchell; William M. Street; Dace Brown Stubbs; Paul C. Varga; and James S. Welch, Jr.
     Also at the meeting, Brown-Forman Chief Executive Officer Paul Varga told shareholders that the company performed very well in fiscal 2010, especially considering the difficult global economy. “Our company performed at or near the top of our industry during some very challenging conditions,” stated Varga. “And we believe that Brown-Forman will continue to thrive in the years ahead, thanks to our creative and innovative employees, strong portfolio of brands, and the support of our long-term shareholders.”
     In a subsequent meeting, the company’s board of directors approved a regular quarterly cash dividend of $0.30 cents per share on Class A and Class B Common Stock. Stockholders of record on September 7, 2010, will receive the cash dividend on October 1, 2010. With this dividend, Brown-Forman will have paid regular quarterly cash dividends for 65 consecutive years.
     For 140 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Southern Comfort, Finlandia, Jack Daniel’s & Cola, Canadian Mist,
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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

     Fetzer, Korbel, Gentleman Jack, el Jimador, Tequila Herradura, Sonoma-Cutrer, Chambord, New Mix, Tuaca, Woodford Reserve, and Bonterra. Brown-Forman’s brands are supported by nearly 3,900 employees and sold in approximately 135 countries worldwide. For more information about the company, please visit http://www.brown-forman.com/.
Important Information on Forward-Looking Statements:
This report contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “potential,” “project,” “pursue,” “see,” “will,” “will continue,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and other factors include, but are not limited to:
•	Continuing or renewed pressure on global economic conditions or political, financial, or equity market turmoil (and related credit and capital market instability and illiquidity); continuation of, or further decreases in, consumer and trade spending; high unemployment; supplier, customer or consumer credit or other financial problems; inventory fluctuations at distributors, wholesalers, or retailers; bank failures or governmental nationalizations; etc.

•	successful implementation and effectiveness of business and brand strategies and innovations, including distribution, marketing, promotional activity, favorable trade and consumer reaction to our product line extensions, formulation, and packaging changes

•	competitors’ pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, product introductions, or other competitive activities

•	prolonged or further declines in consumer confidence or spending, whether related to economic conditions, wars, natural or other disasters, weather, pandemics, security threats, terrorist attacks or other factors

•	changes in tax rates (including excise, sales, VAT, corporate, individual income, dividends, capital gains) or in related reserves, changes in tax rules (e.g., LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, tariffs, or other restrictions affecting beverage alcohol, and the unpredictability and suddenness with which they can occur

•	trade or consumer resistance to price increases in our products

•	tighter governmental restrictions on our ability to produce, sell, price, or market our products, including advertising and promotion; regulatory compliance costs
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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM

•	business disruption, decline or costs related to reductions in workforce or other cost-cutting measures

•	lower returns and discount rates related to pension assets, higher interest rates, or significant fluctuations in inflation rates

•	fluctuations in the U.S. dollar against foreign currencies, especially the euro, British pound, Australian dollar, or Polish zloty

•	changes in consumer behavior and our ability to anticipate and respond to them, including reduction of bar, restaurant, hotel or other on-premise business; shifts to discount store purchases or shifts away from premium-priced products; other price-sensitive consumer behavior; or reductions in travel

•	changes in consumer preferences, societal attitudes or cultural trends that result in reduced consumption of our products

•	distribution arrangement and other route-to-consumer decisions or changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in implementation-related costs

•	adverse impacts resulting from our acquisitions, dispositions, joint ventures, business partnerships, or portfolio strategies

•	lower profits, due to factors such as fewer used barrel sales, lower production volumes (either for our own brands or those of third parties), sales mix shift toward lower priced or lower margin skus, or cost increases in energy or raw materials, such as grapes, grain, agave, wood, glass, plastic, or closures

•	climate changes, agricultural uncertainties, environmental calamities, our suppliers’ financial hardships or other factors that affect the availability, price, or quality of grapes, agave, grain, glass, energy, closures, plastic, or wood

•	negative publicity related to our company, brands, personnel, operations, business performance or prospects

•	product counterfeiting, tampering, contamination, or recalls and resulting negative effects on our sales, brand equity, or corporate reputation

•	adverse developments stemming from litigation or domestic or foreign governmental investigations of beverage alcohol industry business, trade, or marketing practices by us, our importers, distributors, or retailers

•	impairment in the recorded value of any assets, including receivables, inventory, fixed assets, goodwill or other intangibles
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BROWN-FORMAN CORPORATION 850 DIXIE HIGHWAY, LOUISVILLE, KY 40210 E-MAIL: BROWN-FORMAN@B-F.COM WWW.BROWN-FORMAN.COM